                        SUN INTERNATIONAL HOTELS LIMITED
                     FORM OF NOTICE OF GUARANTEED DELIVERY

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if a stockholder's stock certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer). Such form may be delivered to the Depositary by hand, mail, telex or (for Eligible Institutions only) by facsimile transmission. See Section 3 of the Offer to Purchase.

    THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE
GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND
CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE
TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                                 THE DEPOSITARY

                              THE BANK OF NEW YORK

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
       BY MAIL:                      BY FAX:               BY HAND OR OVERNIGHT COURIER:
  Tender and Exchange    (for Eligible Institutions only)  Tender and Exchange Department
      Department                  (212) 815-6213                 101 Barclay Street
 Post Office Box 11248         To Confirm Facsimile           Receive & Deliver Window
 Church Street Station            Transmissions:                 New York, NY 10286
New York, NY 10286-1248  (for Eligible Institutions only)
                                  (212) 815-6156

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
          FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE
                NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT
                          CONSTITUTE A VALID DELIVERY.

                  FOR INFORMATION CALL THE INFORMATION AGENT:

                             D.F. KING & CO., INC.

              (212) 269-5550 (for inquiries from brokers, dealers,
                     commercial banks and trust companies)

                    (800) 714-3312 (for all other inquiries)

Ladies and Gentlemen:

    The undersigned hereby tenders to Sun International Hotels Limited (the
"Company"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated June 26, 2000, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of ordinary shares of the Company, par value $0.001 per share ("Shares") listed below, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

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
NUMBER OF SHARES:                                  SIGN HERE:

Certificate Nos:                  (if              Name(s)               (Please Print)
available)

(Area Code and Telephone Number)                   (Address)

Account No.
(At the Depository Trust Company)                  Signature(s)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a financial institution that is a participant in the Securities
Transfer Agents Medallion Signature Guarantee Program or the New York Stock
Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, within three New York Stock Exchange trading days after the date of receipt by the Depositary.

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
Dated: , 2000
                                                                      (Firm)

                                                                    (Address)

                                                   Sign Here:

                                                                (Authorized Agent)

                                                   (City, State)                      (Zip
                                                   Code)

                                                          (Area Code and Telephone No.)

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.